Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227321, 333-253151 and 333-272556 on Form S-8, Registration Statement No. 333-238870 on Form S-4, and Registration Statement Nos. 333-256149, 333-271882 and 333-287774 on Form S-3 of our report dated March 12, 2026, relating to the financial statements of KLX Energy Services Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas
March 12, 2026